Exhibit 99.1

2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contact:
Dynavax Technologies Corporation
Deborah A. Smeltzer
VP Operations & Chief Financial Officer
Phone (510) 665-7222
Email: dsmeltzer@dynavax.com
DYNAVAX ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS
BERKELEY, Calif. — July 31, 2007 — Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the second quarter and six months ended June 30, 2007.
As of June 30, 2007, Dynavax reported cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI) totaling $82.6 million. This compares to $86.2 million at December 31, 2006.
“Both of Dynavax’s advanced product candidates, HEPLISAV for the prevention of hepatitis B and TOLAMBA for the treatment of ragweed allergy, have progressed. With the expected completion of the pivotal HEPLISAV trial in Canada and in Europe, we have an opportunity to submit a BLA in 2008. The recently announced project financing from Deerfield Management for TOLAMBA provides us with the tools to design and implement studies that could, if successful, lead to a BLA submission. Clearly, these are accomplishments that underscore the broadly enabling product potential of our TLR9 agonist approach,” said Dino Dina, MD, president and chief executive officer.
Total revenues were $1.8 million and $3.8 million for the three and six months ended June 30, 2007, respectively, compared to $0.5 million and $0.8 million for the same periods in 2006. The increase in revenues resulted from our collaboration with AstraZeneca, service and license revenue from customers of Dynavax Europe, and grant revenue primarily from the NIH. The reported revenues do not include collaboration funding from SDI. Including the collaboration funding from SDI, pro forma revenues were $4.9 million and $10.4 million, respectively, for the three and six months ended June 30, 2007, compared to $2.5 million and $2.8 million for the same periods in 2006.
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Dynavax 2Q 2007 Results
July 31, 2007

Total operating expenses were $23.6 million and $41.7 million for the three and six months ended June 30, 2007, respectively, compared to $18.5 million and $27.7 million for the same periods in 2006. The increase in operating expenses resulted primarily from increased clinical development and licensing activities related to the Company’s product candidate HEPLISAV™, the expansion of the Company’s operations to include Dynavax Europe, and reimbursable expenses related to SDI programs. Operating expenses include a one-time $5 million license payment for the commercialization of HEPLISAV™, and non-cash charges for stock-based compensation, acquired in-process research and development and amortization of intangible assets resulting from the April 2006 acquisition of Rhein Biotech GmbH (Dynavax Europe). Excluding one-time and non-cash charges, pro forma operating expenses were $17.7 million and $34.7 million, respectively, for the three and six months ended June 30, 2007, compared to $13.4 million and $21.9 million for the same periods in 2006.
The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.
Net loss for the second quarter 2007 was $17.7 million, or $0.45 per share, compared to a net loss of $15.3 million, or $0.50 per share, for the same period in 2006. Net loss for the six months of 2007 was $30.8 million, or $0.78 per share, compared to a net loss of $23.4 million, or $0.77 per share, for the same period in 2006. The increase in net loss was due primarily to increased clinical development expenditures on the Company’s product candidates and overall organizational growth. The increase in shares used to compute net loss per share resulted from the Company’s equity financing activities completed in the fourth quarter 2006.
About Dynavax
Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR9 agonist-based products to treat and prevent infectious diseases, allergies, cancer, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Our product candidates include: HEPLISAV, a hepatitis B vaccine in Phase 3; TOLAMBA, a clinical ragweed allergy immunotherapy; a therapy for non-Hodgkin’s lymphoma (NHL) in Phase 2 and for metastatic colorectal cancer in Phase 1; and a therapy for hepatitis B also in Phase 1. Our preclinical asthma and COPD program is partnered with AstraZeneca. Our preclinical work on a vaccine for influenza is partially funded by the NIH. Our colorectal cancer trial and our preclinical hepatitis C therapeutic program are funded by Symphony Dynamo, Inc. While the NIH and SDI provide program support, Dynavax has retained rights to seek strategic partners for future development and commercialization. For more information, please visit http://www.dynavax.com.
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Dynavax 2Q 2007 Results
July 31, 2007

This press release contains forward-looking statements that are subject to a number of risks and uncertainties, including statements about planned clinical trials and BLA submissions for our product candidates HEPLISAV and TOLAMBA and our financial position. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including difficulties or delays in development and achieving our related timelines; achieving the objectives of our collaborative and licensing agreements such as our SDI and AstraZeneca arrangements; and obtaining regulatory approval for our products; the scope and validity of patent protection for our products; possible claims against us based on the patent rights of others; our ability to obtain additional financing to support our operations; and other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.
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Dynavax 2Q 2007 Results
July 31, 2007

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Collaboration revenue	$752	$—	$1,499	$—
Service and license revenue	461	224	570	224
Grant revenue	587	305	1,715	593

Total revenues	1,800	529	3,784	817

Operating expenses:
Research and development (2)	19,164	10,762	32,796	17,354
General and administrative (3)	4,206	3,380	8,386	5,983
Acquired in-process research and development	—	4,180	—	4,180
Amortization of intangible assets	252	196	503	196

Total operating expenses (1)	23,622	18,518	41,685	27,713

Loss from operations	(21,822)	(17,989)	(37,901)	(26,896)

Interest and other income, net	1,081	685	2,054	1,420

Loss including noncontrolling interest in Symphony Dynamo, Inc	(20,741)	(17,304)	(35,847)	(25,476)

Amount attributed to noncontrolling interest in Symphony Dynamo, Inc	3,037	2,031	5,053	2,031

Net loss	$(17,704)	$(15,273)	$(30,794)	$(23,445)

Basic and diluted net loss per share	$(0.45)	$(0.50)	$(0.78)	$(0.77)

Shares used to compute basic and diluted net loss per share	39,741	30,536	39,734	30,524

(1)	Total operating expenses excluding non-cash stock-based compensation charges are $22.9 million and $40.2 million for the three and six months ended June 30, 2007, respectively. Total operating expenses excluding non-cash stock-based compensation charges are $17.8 million and $26.3 million for the three and six months ended June 30, 2006, respectively.

(2)	Research and development expenses included non-cash stock-based compensation charges of $0.3 million and $0.5 million for the three and six months ended June 30, 2007, respectively. Research and development expenses included non-cash stock-based compensation charges of $0.3 million and $0.6 million for the three and six months ended June 30, 2006, respectively.

(3)	General and administrative expenses included non-cash stock-based compensation charges of $0.4 million and $1.0 million for the three and six months ended June 30, 2007, respectively. General and administrative expenses included non-cash stock-based compensation charges of $0.5 million and $0.8 million for the three and six months ended June 30, 2006, respectively.
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Dynavax 2Q 2007 Results
July 31, 2007

DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
GAAP revenues	$1,800	$529	$3,784	$817

ADD:
Collaboration funding incurred under SDI programs	3,136	1,998	6,632	1,998

Pro forma revenues (1)	$4,936	$2,527	$10,416	$2,815

(1)	These pro forma amounts are intended to illustrate the company’s revenues to be inclusive of collaboration funding provided for the SDI programs. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the company’s consolidated statement of operations, but would have been reported as revenue if SDI’s results of operations were not consolidated with those of the company. Management of the company believes the pro forma results are a more useful measure of the company’s revenues because it provides investors the ability to evaluate the company’s operations in the manner that management uses to assess the continued progress of programs funded under the SDI arrangement. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.
DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA
OPERATING EXPENSES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
GAAP operating expenses	$23,622	$18,518	$41,685	$27,713
LESS:
Licensing fee	5,000	—	5,000	—
Stock-based compensation expense	698	730	1,497	1,396
Acquired in-process research and development	—	4,180	—	4,180
Amortization of intangible assets	252	196	503	196

Pro forma operating expenses (2)	$17,681	$13,412	$34,685	$21,941

(2)	These pro forma amounts are intended to illustrate the company’s operating expenses excluding certain non-cash charges in accordance with the financials that management uses to evaluate the company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.
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Dynavax 2Q 2007 Results
July 31, 2007

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)

	June 30,	December 31,
	2007	2006
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$82,578	$86,194
Property and equipment, net	6,040	5,200
Goodwill	2,312	2,312
Other intangible assets, net	3,879	4,382
Other assets	3,673	4,802

Total assets	$98,482	$102,890

Liabilities, noncontrolling interest and stockholders’ equity
Current liabilities	$13,589	$13,701
Noncurrent portion of deferred revenue	10,000	10,000
Other long-term liabilities	9,531	117
Noncontrolling interest in Symphony Dynamo, Inc	17,514	2,016
Stockholders’ equity	47,848	77,056

Total liabilities, noncontrolling interest and stockholders’ equity	$98,482	$102,890

(1)	These amounts also include investments held by Symphony Dynamo, Inc. of $35.1 million as of June 30, 2007.
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